EXHIBIT A

                               KOMAG, INCORPORATED
                  NON-EMPLOYEE DIRECTOR STOCK OPTION AGREEMENT

                              INITIAL OPTION GRANT

RECITALS

                  A. The Corporation has approved an automatic option grant program under the Restated 1987 Stock Option Plan (the "Plan") pursuant to which the non-employee members of the Corporation's Board of Directors (the "Board") will automatically receive periodic option grants designed to reward them for services they have rendered to the Corporation and to encourage them to continue in the service of the Corporation.

                  B. Optionee is a non-employee member of the Board, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the automatic grant on this day of a stock option to purchase shares of the Corporation's common stock, $0.01 par value ("Common Stock"), under the Plan.

                  C. The granted option is intended to be a non-statutory option which does not meet the requirements of Section 422 of the Internal Revenue Code.

                  NOW, THEREFORE, it is hereby agreed as follows:

                  1. Grant of Option. Subject to and upon the terms and conditions set forth in this Agreement and in the notice of grant accompanying this Agreement ("Notice of Grant"), there is hereby automatically granted to Optionee, as of the date of grant specified in the Notice of Grant (the "Grant Date"), a stock option to purchase up to the number of shares of the Corporation's Common Stock (the "Option Shares") as is specified in the Notice of Grant at the price per share (the "Option Price") specified in the Notice of Grant which is one hundred percent (100%) of the fair market value of the Corporation's Common Stock on the grant date.

                  2. Option Term. The automatic option grant shall have a term of ten (10) years measured from the automatic grant date and shall accordingly expire at the close of business on the Expiration Date specified in the Notice of Grant, unless sooner terminated in accordance with Paragraph 5 or 7.

                  3. Limited Transferability. This option may, in connection with optionee's estate plan, be assigned in whole or in part during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The


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terms  applicable  to the assigned  portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the administrator of the Plan may deem appropriate. Should the Optionee die while holding this option, then this option shall be transferred in accordance with Optionee's will or the laws of inheritance.

                  4. Dates of Exercise. This option shall become exercisable for the Option Shares in a series of four (4) successive annual installments as follows:

                           (i) The option shall become exercisable for twenty-five percent (25%) of the Option Shares upon the completion of twelve
         (12) months of Board service measured from the automatic grant date.

                           (ii) The option shall become exercisable for an additional twenty-five percent (25%) of the Option Shares upon the completion of twenty-four (24) months of Board service measured from the automatic grant date.

                           (iii) The option shall become exercisable for an additional twenty-five percent (25%) of the Option Shares upon the completion of thirty-six (36) months of Board service measured from the automatic grant date.

                           (iv) The option shall become exercisable for the final twenty-five percent (25%) of the Option Shares upon the completion of forty-eight (48) months of Board service measured from the automatic grant date.

                           As the  option  becomes  exercisable  for one or more
installments of the Option Shares, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the expiration or sooner termination of the option term.

                  5. Termination of Board Membership. Should the Optionee's service as a Board member cease while this option remains outstanding, then the option term specified in Paragraph 2 shall terminate (and this option shall cease to remain outstanding) prior to the Expiration Date in accordance with the following provisions:

                           (i) Should Optionee cease to be a Board member for any reason other than death while holding this option, then the period for exercising this option shall be reduced to a six (6)-month period commencing with the date of such cessation of Board membership, but in no event shall this option be exercisable at any time after the Expiration Date. During such limited period of exercisability, this option may not be exercised in the aggregate for more than the number of Option Shares (if any) for which it is

                                       2.
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         exercisable on the date the Optionee  ceased service as a Board member.
         Upon the expiration of such six (6)-month period or (if earlier) upon the specified Expiration Date of the option term, the option shall terminate and cease to be exercisable.

                           (ii) Should Optionee die while serving as a Board member or during the six (6)-month period following his or her cessation of Board service, then the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise this option for any or all of the Option Shares for which the option is at the time exercisable. Such right of exercise shall terminate, and this option shall accordingly cease to be outstanding, upon the earlier of
         (A) the expiration of the twelve (12)-month period measured from the date of Optionee's death or (B) the specified Expiration Date of the option term.

                  6.       Adjustment in Option Shares.

                  A. In the event any change is made to the Common Stock issuable under the Plan (whether by reason of (i) merger, consolidation or reorganization or (ii) recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other similar change affecting the outstanding Common Stock as a class without receipt of consideration), then, unless such change results in the termination of all outstanding options pursuant to the provisions of paragraph III of Articles Two and Three of the Plan, the number and class of securities purchasable under this option and the Option Price payable per share shall be appropriately adjusted to prevent the dilution or enlargement of the Optionee's rights and benefits hereunder.

                  B. If this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Option Price, provided the aggregate Option Price shall remain the same.

                  7. Corporate Transaction. In the event of any of the following stockholder-approved transactions (a "Corporate Transaction"):

                           (i) a merger or acquisition in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Corporation's incorporation,


                                       3.
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                           (ii) the sale,  transfer or other  disposition of all
         or substantially all of the assets of the Corporation, or

                           (iii) any reverse merger in which the Corporation is the surviving entity,

                           this option,  to the extent  outstanding at the time,
shall automatically accelerate so that such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for all of the Option Shares at the time subject to the option and may be exercised for any or all of those Option Shares as fully-vested shares. Immediately following the consummation of the Corporate Transaction, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

                  8.       Change In Control/Hostile Takeover.

                  A. Immediately prior to the occurrence of a Change in Control as defined below, this option, to the extent outstanding at the time, shall automatically accelerate and become immediately exercisable for all of the Option Shares at the time subject to the option and may be exercised for any or all of those Option Shares as fully-vested shares. The option shall remain exercisable for such fully-vested shares until the earlier of (i) the specified Expiration Date of the option term or (ii) the termination of the option pursuant to the provisions of Paragraph 5.

                  B. Upon the occurrence of a Hostile Takeover (as defined below), this option shall be automatically cancelled in exchange for a cash payment from the Corporation in an amount equal to the excess of (I) the Take-Over Price of all the Option Shares at the time subject to the cancelled option over (II) the aggregate Option Price payable for such shares. The cash payment shall be made within five (5) days following the consummation of the Hostile Take-Over.

                  C. For purposes of this Paragraph 8, the following definitions shall be in effect:

                                    A Change in Control shall be deemed to occur
         in the event:

                                    (i) any person or  related  group of persons
         (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's

                                       4.
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         outstanding  securities  pursuant  to a tender or  exchange  offer made directly to the Corporation's stockholders; or

                                    (ii) there is a change in the composition of
         the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least two-thirds of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

                                    A Hostile Take-Over shall be deemed to occur
         in the event any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer which the Board does not recommend the Corporation's stockholders to accept.

                                    The  Take-Over  Price  per  share  shall  be
         deemed to be equal to the greater of (a) the Fair Market Value per share on the date of the option cancellation or (b) the highest reported price per share paid in effecting such Hostile Take-Over.

                  9.       Manner of Exercising Option.

                  A. In order to exercise this option for all or any part of the Option Shares, Optionee (or in the case of exercise after Optionee's death, the Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

                                    (i) Either  provide the Stock  Administrator
         of the Corporation (or his/her designee) with written notice of the exercise in which there is specified the number of Option Shares for which the option is being exercised or initiate the exercise through the interactive response system established with a Corporation-designated brokerage firm.

                                    (ii) Pay the aggregate  Option Price for the
         purchased shares in one or more of the following alternative forms:


                                       5.
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                                    1. full  payment  in cash or check  drawn to
         the Corporation's order; or

                                    2. full  payment  in shares of Common  Stock
         held by the Optionee for the requisite period necessary to avoid a charge to the Corporation's reported earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

                                    3. full  payment  through a  combination  of
         shares of Common Stock held by the Optionee for the requisite period necessary to avoid a charge to the Corporation's reported earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date and cash or check, equal to the aggregate of the Option Price; or

                                    4. payment  effected through a broker-dealer
         sale and remittance procedure pursuant to which the Optionee shall provide irrevocable instructions to (I) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, an amount equal to the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation by reason of such purchase and (II) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm.

                                    (iii) Furnish to the Corporation appropriate
         documentation that the person or persons exercising the option, if other than Optionee, have the right to exercise this option.

                  B. For purposes of subparagraph A above and for all other valuation purposes under this Agreement, the Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                                    (i)  If the  Common  Stock  is at  the  time
         traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                                       6.

                                    (ii)  If the  Common  Stock  is at the  time
         listed on either the New York Stock Exchange or the American Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on such exchange, as such price is officially quoted in the composite tape of transactions on that exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  C. The Exercise Date shall be the first date on which there is compliance with all the terms and conditions of subparagraphs A and B above applicable to such exercise.

                  D. As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of the Optionee (or any other person or persons exercising this option) a certificate or certificates representing the Option Shares purchased and paid for in accordance herewith.

                  E. In no event may this option be exercised for any fractional share.

                  10. Stockholder Rights. The holder of this option shall not have any of the rights of a stockholder with respect to the Option Shares until such individual shall have exercised this option, paid the Option Price for the purchased shares and been issued one or more certificates for the purchased shares.

                  11. No Impairment of Rights. This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets. Nor shall this Agreement in any way be construed or interpreted so as to affect adversely or otherwise impair the Corporation's right to remove the Optionee from the Board at any time in accordance with the provisions of applicable law.

                  12. Compliance with Laws and Regulations. The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and the Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which shares of the Corporation's Common Stock are at the time listed for trading.


                                       7.
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                  13.  Successors  and Assigns.  Except to the extent  otherwise provided in Paragraph 3 or 7, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee and the successors and assigns of the Corporation.

                  14. Discharge of Liability. The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. However, the Corporation shall use its best efforts to obtain all such applicable approvals.

                  15. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation in care of the Stock Administrator at the Corporate Offices at 1704 Automation Parkway, San Jose, California 95131. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Notice of Grant. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

                  16. Construction/Governing Law. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of California.



                                       8.